SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 22, 2009

CSMG TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	0-27359	74-2653437
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

1005 North Tower, 500 North Shoreline Drive
Corpus Christi, TX 78471

 (Address of principal executive offices) (Zip Code)

361-884-6118

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 22, 2009 the Registrant (“CSMG”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Banco Panamericano (“Banco”) and Leon A. Greenblatt, President and CEO of Banco, pursuant to which Banco assigned to Donald A. Robbins, President of CSMG, the judgment it had obtained against CSMG on December 23, 2008 in the case styled Banco Panamericano v. Consortium Service Management Group. Inc., Case No. 07-C 15, in the Northern District of Illinois District Court, in the amount of $726,491.91 plus attorney’s fees of $474,828.46 or a total of $1,201,320.37. Under the terms of the Settlement Agreement, CSMG transferred to Banco 2,000,000 restricted shares of its common stock, its CO2 scrubber, one patent related to the CO2 scrubber and certain other consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSMG Technologies, Inc.

Date: September 23, 2009	By:	/s/ Donald S. Robbins
Donald S. Robbins
President and Chief Executive Officer